THE SECURITIES REPRESENTED BY OR PURCHASABLE UNDER THIS INSTRUMENT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR QUALIFIED UNDER APPLICABLE STATE SECURITIES LAWS AND HAVE BEEN TAKEN FOR INVESTMENT PURPOSES ONLY AND NOT WITH A VIEW TO OR FOR SALE IN CONNECTION WITH ANY DISTRIBUTION THEREOF.  THE SECURITIES MAY NOT BE SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION AND QUALIFICATION WITHOUT, EXCEPT UNDER CERTAIN SPECIFIC LIMITED CIRCUMSTANCES, AN OPINION OF COUNSEL FOR THE HOLDER, CONCURRED IN BY COUNSEL FOR THE COMPANY THAT SUCH REGISTRATION AND QUALIFICATION ARE NOT REQUIRED.

STOCK PURCHASE WARRANT

COMMON STOCK

TERAPHYSICS CORPORATION

Effective Date: _____________

THIS CERTIFIES that, for value received, Monarch Bay Securities, LLC (the Placement Agent), or assigns (“Holder”) is entitled, subject to the terms set forth below, to purchase from TERAPHYSICS CORPORATION. (the “Company”), a Delaware corporation doing business in Ohio, during the Exercise Period (as defined below) 3% of capital raise shares of Common Stock (“Warrant Shares”) of the Company, upon surrender of this Warrant, at the principal office of the Company referred to below, with the Notice of Exercise attached hereto duly executed, and simultaneous payment in cash, check or otherwise as hereinafter provided, at the Exercise Price as set forth in Section 1.a below. The number, character and Exercise Price of the Warrant Shares are subject to adjustment as provided below and all references to “Warrant Shares” and “Exercise Price” herein shall be deemed to include any such adjustment or series of adjustments.  This Warrant is issued pursuant to that certain Reg A+ Private Placement Agreement between the Holder and the Company (the “PPA”).  The term “Warrant” as used herein shall include this Warrant and any warrants delivered in substitution or exchange therefor as provided herein.

1.

Term of Warrant; Securities Covered by Common Stock Warrant; Exercise Price.  Subject to the terms and conditions set forth herein, this Common Stock Warrant shall be exercisable, in whole, upon the “Exercise Period”, defined below.   Notwithstanding the foregoing, if the Change of Control occurs before termination of the Exercise Period, this Warrant may likewise be exercised in full immediately prior to the Change of Control but shall thereafter be terminated and null and void if not so exercised before the Change of Control. “Change of Control” shall mean (x) merger, reorganization  or consolidation in which the Company is a constituent party or a subsidiary of the Company is a constituent party and the Company issues shares of its capital stock pursuant to such merger, reorganization or consolidation, except any such merger, reorganization or consolidation involving the Company or a subsidiary in which the shares of capital stock of the Company outstanding immediately prior to such merger,

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reorganization, or consolidation continue to represent, or are converted into or exchanged for shares of capital stock that represent, immediately following such merger, reorganization or consolidation, at least a majority, by voting power, of the capital stock of (1) the surviving or resulting corporation, or (2) if the surviving or resulting corporation is a wholly owned subsidiary of another corporation immediately following such merger or consolidation, the parent corporation of such surviving or resulting corporation; or (y) the sale, lease, transfer, exclusive license or other disposition, in a single transaction or series of related transactions, by the Company or any subsidiary of the Company of all or substantially all the assets of the Company and its subsidiaries taken as a whole, or the sale or disposition (whether by merger, consolidation or otherwise) of one or more subsidiaries of the Company if substantially all of the assets of the Company and its subsidiaries taken as a whole are held by such subsidiary or subsidiaries, except where such sale, lease, transfer, exclusive license or other disposition is to a wholly owned subsidiary of the Company.  This Common Stock Warrant shall be exercisable to purchase the Company’s common stock at an exercise price of $6.50 per share for an aggregate purchase price of 3% of the total number of shares sold in the Offering. (The “Exercise Price.”)

2.

Exercise of Warrant.

(a)

The purchase rights represented by this Warrant are exercisable by the Holder in whole or in part at any time (x) after the Company has completed an equity offering, under Regulation A+, of common stock in which the gross proceeds therefrom is no less than U.S. $____________ received by the Company on, or prior to, the six (6) months anniversary date of the Effective Date and (y) thereafter within five (5) years after the Effective Date (the “Exercise Period”), by the surrender of this Warrant and the Notice of Exercise and Investment Representation Statement annexed hereto duly completed and executed on behalf of the Holder, at the office of the Company (or such other office or agency of the Company as it may designate by notice in writing to the Holder at the address of the Holder appearing on the books of the Company), upon payment in cash or by check acceptable to the Company. Such purchase rights and exercise shall be conditioned upon the truthfulness and accuracy of the representations set forth in the Investment Representation Statement; provided, however that in no event shall Holder be permitted to exercise this Warrant following and the Exercise Period shall terminate upon the date that is five (5) years after the qualification date of the Offering Statement on Form 1-A filed with the United States Securities and Exchange Commission relative to the offering and sale of the Company’s common stock to which this Warrant is applicable.

(b)

This Warrant shall be deemed to have been exercised immediately prior to the close of business on the date of its surrender for exercise as provided above, and the person entitled to receive the shares of Common Stock issuable upon such exercise shall be treated for all purposes as the holder of record of such shares as of the close of business on such date.  As promptly as practicable on or after such date and in any event within ten (10) days thereafter, the Company at its expense shall issue and deliver to the person or persons entitled to receive the same a certificate or certificates for the number of shares issuable upon such exercise.  In the event that this Warrant is exercised in part, the Company at its expense will execute and deliver a new Warrant of like tenor exercisable for the number of shares for which this Warrant may then be exercised.

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3.

No Fractional Shares or Scrip.  No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Warrant.  With respect to any fraction of a share called for upon the exercise of this Warrant, an amount equal to such fraction multiplied by the then current price at which each share may be purchased hereunder shall be paid in cash to the holder of this Warrant.

4.

Charges, Taxes and Expenses.  Issuance of certificates for shares of Common Stock upon the exercise of this Warrant shall be made without charge to the Holder hereof for any U.S. issue or transfer tax or other incidental expense in respect of the issuance of such certificate, all of which taxes and expenses shall be paid by the Company, and such certificates shall be issued in the name of the Holder of this Warrant or in such name or names as may be directed by the Holder of this Warrant so long as such transferees meet the investor suitability requirements set forth in this Warrant and the Investor Representation Statement; provided, however, that in the event certificates for shares of Common Stock are to be issued in a name other than the name of the Holder of this Warrant, this Warrant when surrendered for exercise shall be accompanied by the Assignment Form attached hereto duly executed by the Holder hereof and such transferee, together with the Investor Representation Statement; and provided further, that upon any transfer involved in the issuance or delivery of any certificates for shares of Common Stock, the Company may require, as a condition thereto, the payment of a sum sufficient to reimburse it for any transfer tax incidental thereto.

5.

No Rights as Stockholders.  This Warrant does not entitle the Holder hereof to any voting rights, dividend rights or other rights as a stockholder of the Company prior to the exercise thereof.

6.

Exchange, Transfer and Registry of Warrant.    The Company shall maintain at its principle place of business a registry showing the name and address of the registered holder of this Warrant.  This Warrant may be surrendered for exchange, transfer or exercise, in accordance with its terms, at such office or agency of the Company, and the Company shall be entitled to rely in all respects, prior to written notice to the contrary, upon such registry.

7.

Loss, Theft, Destruction or Mutilation of Warrant.  Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant, and in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to it, and upon reimbursement to the Company of all reasonable expenses incidental thereto, and upon surrender and cancellation of this Warrant, if mutilated, the Company will make and deliver a new Warrant of like tenor and dated as of such cancellation, in lieu of this Warrant.

8.

Saturdays, Sundays, Holidays, etc.  If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall be a Saturday or a Sunday or shall be a legal holiday, then such action may be taken or such right may be exercised on the next succeeding day not a legal holiday.

9.

Transferability and Non-negotiability of Warrant.  This Warrant may not be transferred or assigned in whole or in part without compliance with all applicable federal and

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state securities laws by the transferor and the transferee (including but not limited to the delivery of investment representation letters and legal opinions reasonably satisfactory to the Company validating that any such transferee meets all of the original investor suitability standards as set forth in Section 10 below, if such are requested by the Company).  Subject to the provisions of this Warrant with respect to compliance with the Securities Act of 1933, as amended (the “Act” or “Securities Act”) and all state securities laws, title to this Warrant may be transferred by endorsement (by the Holder and transferee executing the Assignment Form and transferee executing the Investment Representation Statement annexed hereto) and delivery in the same manner as a negotiable instrument transferable by endorsement and delivery.

10.

Compliance with Securities Laws.

(a)

The Holder of this Warrant represents and warrants that this Warrant and the shares of Common Stock or Common Stock to be issued upon exercise hereof or conversion thereof are being acquired solely for the Holder’s own account and not as a nominee for any other party, and for investment, and that the Holder will not offer, sell or otherwise dispose of this Warrant or any shares of Common Stock or Common Stock to be issued upon exercise hereof or conversion thereof except under circumstances that will not result in a violation of the Act or any state securities laws. Holder understands that no public market currently exists for the Warrant or Warrant Shares (collectively, the “Securities”) and that there are no assurances that any such market will be created. Holder specifically acknowledges and understands that certificates representing the Securities will bear substantially all of the legends set forth in this Warrant, in addition to any other legends required by this Warrant or otherwise.  Holder has full power and authority to deliver these representations and warranties in relation to the Holder’s purchase of the Securities. Holder is an “accredited” investor as that term is defined under Regulation D promulgated under the Securities Act of 1933, as amended (the “Act” or “Securities Act”), and neither Holder nor any person or entity with whom Holder shares beneficial ownership of the Company’s securities, is subject to any of the “Bad Actor” disqualifications described in Rule 506(d)(1)(i) to (viii) under the Securities Act. Holder acknowledges that the Company is entitled to rely on the truth and accuracy of the foregoing representations and warranties and that the foregoing representations and warranties will survive Holder’s admission as a stockholder of the Company. Holder acknowledges and agrees that neither the Company nor any affiliate or agent of the Company has made any representations, warranties or covenants to Holder. If Holder is not a United States person as defined by Section 7701(a)(30) of the Internal Revenue Code of 1986, as amended (the “Code”)), Holder hereby represents that Holder has satisfied itself as to the full observance of the laws of its jurisdiction in connection with any invitation to subscribe for the Securities or any use of the Warrant, including (i) the legal requirements within its jurisdiction for the purchase of the Securities, (ii) any foreign exchange restrictions applicable to such purchase, (iii) any government or other consents that may need to be obtained in connection with such purchase, and (iv) the income tax and other tax consequences, if any, that may be relevant to the purchase, holding, redemption, sale or transfer of the Securities.  Holder’s purchase and payment for and continued beneficial ownership of the Warrant Shares will not violate any applicable securities or other laws of Holder’s jurisdiction. Upon exercise of this Warrant, the Holder shall, if requested by the Company, confirm in writing the foregoing representations, in a form satisfactory to the Company, including but not limited to that the shares of Common Stock so purchased are being acquired solely for the Holder’s own account and not as a nominee for any other party, for

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investment, and not with a view toward distribution or resale. Holder represents and warrants that the above acknowledgements, representations and agreements are true and accurate as of the date hereof.  Holder also agrees to inform the Company should any of the information contained in these representations and warranties cease to be true and/or accurate.  Holder acknowledges that in the event it does not inform the Company of any change to the information contained in these representations and warranties, the Company and its respective professional advisers will be entitled to continue to rely on the truth and accuracy of the foregoing representations and warranties until and including the date the Holder purchases the Securities.

(b)

This Warrant and all shares of Common Stock or Common Stock issued upon exercise hereof or conversion thereof shall be stamped or imprinted with a legend in substantially the following form (in addition to any other legend required by state securities laws or the terms of this Warrant):

THE SECURITIES REPRESENTED HEREBY HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY APPLICABLE STATE SECURITIES LAWS, SUCH SECURITIES AND ANY SECURITIES ISSUED HEREUNDER OR THEREUNDER MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM UNDER SAID ACT AND ANY OTHER APPLICABLE LAWS.

11.

 Adjustment.

(a)

Reclassification, etc.  If the Company at any time shall, by subdivision, combination or reclassification of securities, or reorganization of any kind or otherwise, change any of the securities to which purchase rights under this Warrant exist into the same or a different number of securities of any class or classes, this Warrant shall thereafter be to acquire such number and kind of securities as would have been issuable as the result of such change with respect to the securities which were subject to the purchase rights under this Warrant immediately prior to such subdivision, combination, reclassification, reorganization or other change.  If shares of the Company's Common Stock are subdivided or combined into a greater or smaller number of shares of Common Stock, the purchase price under this Warrant shall be proportionately reduced in case of subdivision of shares or proportionately increased in the case of combination of shares and the number of shares of Common Stock purchasable under this Warrant shall be proportionally increased in the case of a subdivision and decreased in the case of combination, in all cases by the ratio which the total number of shares of Common Stock to be outstanding immediately after such event bears to the total number of shares of Common Stock outstanding immediately prior to such event.

(b)

Cash Distributions.  No adjustment on account of cash dividends or interest on the Company's Common Stock or other securities purchasable hereunder will be made to the purchase price under this Warrant.

(c)

Authorized Shares.  The Company covenants that during the period the Warrant is outstanding, it will reserve from its authorized and unissued Common Stock a sufficient number of shares to provide for the issuance of Common Stock upon the exercise of

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any purchase rights under this Warrant.  The Company further covenants that its issuance of this Warrant shall constitute full authority to its officers who are charged with the duty of executing stock certificates to execute and issue the necessary certificates for shares of the Company's Common Stock upon the exercise of the purchase rights under this Warrant.

12.

Miscellaneous.

a.

Issue Date.  The provisions of this Warrant shall be construed and shall be given effect in all respect as if it had been issued and delivered by the Company on the date hereof.  This Warrant shall be binding upon any successors or assigns of the Company.  This Warrant shall constitute a contract under the laws of the State of Delaware and for all purposes shall be construed in accordance with and governed by the laws of said state.

b.

Restrictions.  The Holder hereof acknowledges that the Common Stock acquired upon the exercise of this Warrant may have restrictions upon its resale imposed by state and federal securities laws.

c.

Holding Period: Holder shall not transfer sell, make any short sale of, loan, grant any option for the purchase of, or otherwise dispose of this Warrant or any Warrants Shares hereunder for a period of one year from the Effective Date (the “Lock-Up Period”).  In addition to, and not as a limitation on the foregoing sentence, in accordance with FINRA Rule 5110(g)(1), this Warrant may not be sold by the Holder during the offering period of the Company’s common stock pursuant to Regulation A or sold, transferred, assigned, pledged or hypothecated or be the subject of any hedging short sale derivative put or call transaction that would result in the effective economic disposition of the warrants by any person for a period of 180 days immediately following commencement of the offering of the Company’s common stock pursuant to Regulation A except as permitted by FINRA Rule 5110(g)(2).  In connection with any public registration by the Company of its securities, and upon request of the Company or any of its underwriters managing such offering of the Company’s securities, Holder (and any assignee)  hereby agrees not to sell, make any short sale of, loan, grant any option for the purchase of, or otherwise dispose of any securities of the Company (other than those included in the registration) without the prior written consent of the Company or such underwriters, as the case may be, for such period of time (not to exceed 180 days (or such longer period if the Lock-Up Period has more than 180 days before its expiration) from the effective date of such registration as may be requested by the Company or such managing underwriters and to execute an agreement reflecting the foregoing as may be requested by the underwriters at the time of the Company’s offering (the “Public Registration Lock-Up).  Notwithstanding the foregoing, if during the last 17 days of such

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restricted period, the Company issues an earnings release or material news or a material event relating to the Company occurs, or prior to the expiration of the restricted period the Company announces that it will release earnings results during the 16-day period beginning on the last day of the restricted period, then, upon the request of the managing underwriter, to the extent required by any FINRA rules, the restrictions imposed by this subsection shall continue to apply until the end of the third trading day following the expiration of the 15-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event.  Notwithstanding anything to the contrary provided herein, the Public Registration Lock-Up shall only apply to the Warrant Shares if all officers and directors of the Company with respect to all shares of Common Stock owned beneficially and/or of record by all such persons are subject to substantially identical restrictions with respect to all shares of Common Stock owned beneficially and/or of record by such persons.

d.

Waivers and Amendments.  Any term of this Warrant may be amended with the written consent of the Company and the Holder. Any amendment effected in accordance with this Section 13 shall be binding upon the Holder, any transferee thereof and the Company.

e.

All notices, requests, consents and other communications under this Warrant shall be in writing and shall be deemed to have been duly made when made in accordance with the notice provisions under the PPA.

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IN WITNESS WHEREOF, TERAPHYSICS CORPORAYION has caused this Warrant to be executed by its officers thereunto duly authorized.

Dated:  ____________, 2016

TERAPHYSICS CORPORATION

By:____________________________

                                                     Lou Fisi

                                                     Chief Executive Officer

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NOTICE OF EXERCISE

To:

TERAPHYSICS CORPORATION

(1)

The undersigned hereby (A) elects to purchase ____________________ (__________) shares of Common Stock of TERAPHYSICS CORPORATION pursuant to the provisions of Section 2.a of the attached Warrant, and tenders herewith payment of the purchase price for such shares in full.

(2)

In exercising this Warrant, the undersigned hereby confirms and acknowledges that the shares of Common Stock to be issued upon conversion thereof are being acquired solely for the account of the undersigned and not as a nominee for any other party, and for investment, and that the undersigned will not offer, sell or otherwise dispose of any such shares of Common Stock or Common Stock except under circumstances that will not result in a violation of the Securities Act of 1933, as amended, or any applicable state securities laws and hereby executes and delivers the Investment Representation Statement annexed to the Warrant.

(3)

Please issue a certificate or certificates representing said shares of Common Stock in the name of the undersigned or in such other name as specified below (provided such transferee has executed the Assignment Form and Investment Representation Statement annexed to the Warrant:

__________________________

(Name)

__________________________

(Name)

(4)

Please issue a new Warrant for the unexercised portion of the attached Warrant in the name of the undersigned or in such other name as is specified below (provided such transferee has executed the Assignment Form and Investment Representation Statement annexed to the Warrant:

__________________________

(Name)

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_____________________

        __________________________

(Date)

(Signature)

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ASSIGNMENT FORM

FOR VALUE RECEIVED, the undersigned registered owner of this Warrant hereby sells, assigns and transfers unto the Assignee named below all of the rights of the undersigned under the within Warrant, with respect to the number of shares of Common Stock (or Common Stock) set forth below:

Name of Assignee

Address

No. of Shares

and does hereby irrevocable constitute and appoint _______________________ Attorney to make such transfer on the books of TERAPHYSICS CORPORATION maintained for the purpose, with full power of substitution in the premises.

The undersigned also represents that, by assignment hereof, the Assignee acknowledges that this Warrant and the shares of stock to be issued upon exercise hereof or conversion thereof are being acquired for investment and that the Assignee will not offer, sell or otherwise dispose of this Warrant or any shares of stock to be issued upon exercise hereof or conversion thereof except under circumstances which will not result in a violation of the Securities Act of 1933, as amended, or any state securities laws and such assignment is subject to and conditioned upon Assignee’s execution of the Investment Representation Statement annexed to the Warrant.  Further, the Assignee has acknowledged that upon exercise of this Warrant, the Assignee shall confirm in writing the representations and warranties set forth in the Warrant and the Investment Representation Statement..

Dated: ___________________________

______________________________

Signature of Holder

   ___________________________________

(Signature of Assignee)

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 INVESTMENT   REPRESENTATION STATEMENT

PURCHASER

:

______________

COMPANY

:

TERAPHYSICS CORPORATION

SECURITY

:

WARRANT AND COMMON STOCK ISSUED UPON EXERCISE OF WARRANT

AMOUNT

:

______________ SHARES

DATE

:

___________, 2016

In connection with the purchase (or transfer) of the above referenced securities (the “Securities”), the undersigned represents to the Company the following:

The undersigned is aware of the Company’s business affairs and financial condition, and has acquired sufficient information about the Company to reach an informed and knowledgeable decision to acquire the Securities and acknowledges and agrees that the Company has made no warranties or representations or covenants except as expressly set forth in the Warrant.  The undersigned is purchasing these Securities for its own account for investment purposes only and not with a view to, or for the resale in connection with, any “distribution” thereof for purposes of the Securities Act of 1933, as amended (the “Securities Act”).

The undersigned understands that the offer and sale of the Securities have not been registered under the Securities Act in reliance upon a specific exemption therefrom, which exemption depends upon, among other things, the bona fide nature of the undersigned’s investment intent as expressed herein.  In this connection, the undersigned understands that, in the view of the Securities and Exchange Commission (the “SEC”), the statutory basis for such exemption may be unavailable if this representation was predicated solely upon a present intention to hold these Securities for the minimum capital gains period specified under tax statutes, for a deferred sale, for or until an increase or decrease in the market price of the Securities, or for a period of one year or any other fixed period in the future.

The undersigned further understands that the Securities must be held indefinitely unless the offer and sale of the Securities are subsequently registered under the Securities Act or unless an exemption from registration is otherwise available.  Moreover, the undersigned understands that the Company is under no obligation to register the offer and sale of the Securities.  In addition, the undersigned understands that the certificate evidencing the Securities will be imprinted with a legend which prohibits the transfer of the Securities unless the offer and sale of the Securities are registered or such registration is not required in the opinion of counsel for the Company (or counsel to the Holder).

The undersigned is familiar with the provisions of Rule 144, promulgated pursuant to the Securities Act, which, in substance, permits limited public resale of “restricted securities” acquired, directly or indirectly, from the issuer thereof, in a non-public offering subject to the satisfaction of certain conditions.

The Securities may be resold pursuant to Rule 144 provided the Holder complies with the relevant provisions of Rule 144 applicable to the Holder.

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The undersigned further understands that in the event that all of the applicable requirements of Rule 144 are not satisfied, registration under the Securities Act, compliance with Regulation A, or some other registration exemption will be required; and that, notwithstanding the fact that Rule 144 is not exclusive, the Staff of the SEC has expressed its opinion that persons proposing to sell private placement securities other than in a registered offering and otherwise than pursuant to Rule 144 will have a substantial burden of proof in establishing that an exemption from registration is available for such offers or sales, and that such persons and their respective brokers who participate in such transactions do so at their own risk.

The undersigned hereby ratifies and confirms all of the original Holder’s representations and warranties set forth in Section 10 of the Warrant, including but not limited to that the undersigned is an “Accredited Investor” as set forth in the Warrant and is not a “Bad Actor”  as set forth in the Warrant and if the undersigned is not a United States person as defined by Section 7701(a)(30) of the Internal Revenue Code of 1986, as amended (the “Code”)), Holder hereby represents that Holder has satisfied itself as to the full observance of the laws of its jurisdiction in connection with any invitation to subscribe for the Securities or any use of the Warrant, including (i) the legal requirements within its jurisdiction for the purchase of the Securities, (ii) any foreign exchange restrictions applicable to such purchase, (iii) any government or other consents that may need to be obtained in connection with such purchase, and (iv) the income tax and other tax consequences, if any, that may be relevant to the purchase, holding, redemption, sale or transfer of the Securities.  Holder’s purchase and payment for and continued beneficial ownership of the Warrant Stock will not violate any applicable securities or other laws of Holder’s jurisdiction. Holder acknowledges that no representations or warranties, oral or written, have been made by the Company or any agent thereof in connection with Holder’s exercise of this Warrant.

(Signature)

Date:

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